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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 18, 2002

                         FIRSTCITY FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                    033-19694                        76-0243729
(STATE OF INCORPORATION)      (COMMISSION FILE NO.)      (IRS EMPLOYER IDENTIFICATION NO.)
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                               6400 IMPERIAL DRIVE
                                WACO, TEXAS 76712
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (254) 751-1750


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On January 15, 2001, FirstCity Financial Corporation, a Delaware corporation (the "Company") and BoS (USA) Inc. ("BOS") entered into an agreement to extend the initial exercise date for BOS's option to acquire a warrant for 1,975,000 common shares of the Company to June 30, 2002. The exercise date was extended to allow the Company additional time to pursue possible restructure alternatives which would otherwise be limited due to change of control issues related to the Company's substantial net operating loss carry forwards.

         BoS (USA) Inc. has an option to acquire a warrant for 1,975,000 shares of the Company's non-voting Common Stock. The option can be exercised after June
30, 2002, if the option has not terminated according to its terms prior to that date. The option to acquire a warrant for 1,975,000 shares of non-voting Common
Stock provides that it will terminate in the event that prior to June 30, 2002, the Company either (1) refinances the $12 million Term Loan B with subordinated debt advanced on financial terms no more onerous than those provided for the Term B Loan, or (2) pays off the balance of Term Loan B from proceeds of an equity offering. The warrant specifies a strike price of $2.3125 per common share.

         A copy of the Amended and Restated Amendment #4 (Option and Option
Warrant) between the Company and BOS has been filed with the Securities and Exchange Commission as Exhibit 99.1 to this Form 8-K. This summary description of the Amended and Restated Amendment #4 (Option and Option Warrant) does not purport to be complete and is qualified in its entirety by reference to such document, which is incorporated by reference herein.

         A copy of the press release concerning the extension of the initial exercise date is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

99.1     -    Amended and Restated Amendment #4 (Option and Option Warrant),
              dated as of December 31, 2001, between the Company and BoS (USA)
              Inc.

99.2     -    Press Release dated January 18, 2002.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRSTCITY FINANCIAL CORPORATION


Date: January 18, 2002                 By:  /s/ J. BRYAN BAKER
                                            ---------------------------------
                                            J. Bryan Baker
                                            Senior Vice President and Chief
                                            Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

  99.1     -      Amended and Restated Amendment #4 (Option and Option Warrant),
                  dated as of December 31, 2001, between the Company and BoS
                  (USA) Inc.

  99.2     -      Press Release dated January 18, 2002.